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

PROSPECTUS SUPPLEMENT                                            FILE NO. 333-59997
(TO PROSPECTUS AND PROSPECTUS SUPPLEMENT DATED JULY 30, 1998)        RULE 424(B)(3)
PROSPECTUS NUMBER: 1810


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                           MERRILL LYNCH & CO., INC.
                          MEDIUM-TERM NOTES, SERIES B
                   DUE NINE MONTHS OR MORE FROM DATE OF ISSUE
                              FLOATING RATE NOTES

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

PRINCIPAL AMOUNT:       $50,000,000               ORIGINAL ISSUE DATE:            January 11, 1999


CUSIP NUMBER:           59018S V68                STATED MATURITY DATE:           February 4, 2000


INTEREST CALCULATION:                             DAY COUNT CONVENTION:
/x/ REGULAR FLOATING RATE NOTE                    /x/ ACTUAL/360
/ / INVERSE FLOATING RATE NOTE                    / / 30/360
(FIXED INTEREST RATE):                            / / ACTUAL/ACTUAL


INTEREST RATE BASIS:
/x/ LIBOR                                         / / COMMERCIAL PAPER RATE
/ / CMT RATE                                      / / ELEVENTH DISTRICT COST OF FUNDS RATE
/ / PRIME RATE                                    / / CD RATE
/ / FEDERAL FUNDS RATE                            / / OTHER (SEE ATTACHED)
/ / TREASURY RATE
DESIGNATED CMT PAGE:                              DESIGNATED LIBOR PAGE:
CMT TELERATE PAGE:                                LIBOR TELERATE PAGE: 3750
CMT REUTERS PAGE:                                 LIBOR REUTERS PAGE:


INDEX MATURITY:         Three Months              MINIMUM INTEREST RATE:          Not Applicable


SPREAD:                 0.030%                    MAXIMUM INTEREST RATE:          Not Applicable


INITIAL INTEREST RATE:  5.0875%                   SPREAD MULTIPLIER:              Not Applicable


INTEREST RESET DATES:   Quarterly, on the 4th of January, April, July, and October, commencing April 4,
                        1999. The final reset will be January 4, 2000 to Maturity at one month libor plus three basis points, subject to modified following business day convention.


INTEREST PAYMENT DATES: Quarterly, on the 4th of January, April, July, and October, commencing April 4,
                        1999. The final reset will be January 4, 2000 to Maturity at one month libor plus three basis points, subject to modified following business day convention.


REPAYMENT AT THE
OPTION OF THE HOLDER:   The Notes cannot be repaid prior to the Stated Maturity Date.


REDEMPTION AT THE
OPTION OF THE COMPANY:  The Notes cannot be redeemed prior to the Stated Maturity Date.


FORM:                   The Notes are being issued in fully registered book-entry form.


TRUSTEE:                The Chase Manhattan Bank


DATED:                  January 5, 1999


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